                                                                   EXHIBIT 10.11

                                                                    CONFIDENTIAL


                            SIBIA NEUROSCIENCES, INC.
                              AMENDED AND RESTATED
                        MANAGEMENT CHANGE-OF-CONTROL PLAN

                  AMENDED AND RESTATED AS OF DECEMBER 10, 1998

                                  INTRODUCTION

        This SIBIA Neurosciences, Inc. (formerly, "The Salk Institute Biotechnology/Industrial Associates, Inc."), a Delaware corporation (the "Company"), Management Change-of-Control Plan (the "Plan") was adopted by the Board of Directors (the "Board") of the Company, effective November 10, 1994. The Plan is intended to provide members of management who are Participants in the Plan with the Benefits specified herein in the event of a Change of Control.

        WHEREAS, the Plan was previously amended by the Board in November 1995, March 1996 and June 1997 and amended and restated on February 26, 1998 (the "Prior Amendments");

        WHEREAS, the Board wishes to amend and restate the Plan to include Stephen F. Keane as a Plan participant, to exclude former Plan participants, and to provide participants with severance benefits in the event of certain transactions not currently contemplated or provided for in the Plan and to provide for administrative ease.

        NOW, THEREFORE, upon authorization duly granted by the Board, the undersigned parties hereto agree to amend and restate the Plan as provided herein.

        Certain capitalized terms used in the Plan are defined in Article 13.

                                    ARTICLE 1

                    ESTABLISHMENT OF THE PLAN AND ELIGIBILITY

        1.1 ESTABLISHMENT OF PLAN. As of the Effective Date, the Company hereby establishes a plan to be known as the "Management Change-of-Control Plan" (the "Plan"), as set forth herein.

        1.2 APPLICABILITY OF PLAN. The benefits provided by the Plan shall be available to all Participants, unless otherwise specifically provided.




                                       1.

                                    ARTICLE 2

                                   ELIGIBILITY

        2.1 PARTICIPATION. William T. Comer will be a Participant in the Plan and will serve in the position of Chief Executive Officer. Jeffrey McKelvy will be a Participant in the Plan and will serve in the position of Executive Vice President. The following members of management shall also be Participants in the Plan and shall each serve in a position of Vice President: Stephen F. Keane, G. Kenneth Lloyd, Ian A. McDonald, David E. McClure, and Thomas A. Reed. The Board or the Compensation Committee of the Board (the "Compensation Committee") may, in its sole discretion, designate additional members of management or employees to be Participants in the Plan and, subject to the terms of Section 2.2, may decide that members of management or employees who have been designated as Participants in the Plan shall no longer be Participants.

        2.2 DURATION OF PARTICIPATION. A Participant shall cease to be a Participant in the Plan upon a determination thereof by the Board or the Compensation Committee; provided, however, that in no event shall any such determination impair a Participant's rights under this Plan with respect to Benefits that have accrued prior to such determination. Without limiting the foregoing, if a Participant is then entitled to payment of Benefits as a result of a Change of Control that occurred prior to such determination, such Participant shall remain a Participant in the Plan until the full amount of such Benefits has been paid to such Participant. In no event shall any Participant be entitled to Benefits pursuant to this Plan with respect to a Change of Control that occurs after the termination of such Participant's employment with the Company, for any reason or for no reason, and nothing in this Plan shall alter the status of each Participant as an at-will employee of the Company.

                                    ARTICLE 3

                                    BENEFITS

        Participants shall be entitled to the following Benefits pursuant to this Plan: Bonus Payments, as provided in Article 4; Stock Options, as provided in Article 5 (except Dr. David McClure, Dr. Jeffrey McKelvy, and Stephen F. Keane shall not be entitled to any benefits provided to Plan Participants under
Article 5); and Severance Benefits, as provided in Article 6.

                                    ARTICLE 4

                                 BONUS PAYMENTS

        4.1 BONUS PAYMENT UPON CHANGE OF CONTROL. If a Change of Control occurs, then each Participant (i) who remains employed by the Company or its successor for a period of six months following such Change of Control (the "Bonus Service Period") or (ii) whose employment shall be Terminated Without Cause (including without limitation and as defined in Section 13.12, a reduction of the Participant's rate of compensation or a change in Participant's responsibilities, authority, titles or offices) during the Bonus Service Period, shall receive a



                                       2.

Bonus Payment based upon the Company's valuation at the time of the Change of Control in accordance with the following schedule:


             VALUE OF COMPANY                                  BONUS AMOUNT AS A
           UPON CHANGE OF CONTROL                            PERCENT OF BASE SALARY
         Less than $10,000,000                                          0%
         $10,000,000 to $20,000,000                                    10%
         Greater than $20,000,000                                      25%


        4.2 DETERMINATION OF VALUE OF THE COMPANY. For purposes of determining the Bonus amounts to be paid under this Article 4 and the number of Stock Options under Article 5, the value of the Company shall be determined as of the closing date of the applicable Change of Control transaction (the "Value Determination Date ") and shall be equal to the market capitalization of the Company immediately prior to such closing.

        4.3 TIME OF BONUS PAYMENT. The Bonus Payments under this Article 4 shall be paid in a cash lump sum no later than fifteen (15) days following the earliest of (i) the Bonus Completion Date, or (ii) the date the Participant's employment is Terminated Without Cause.

                                    ARTICLE 5

                       STOCK OPTIONS AND OTHER INCENTIVES

        5.1 STOCK OPTIONS. Participants (except Dr. David McClure, Dr. Jeffrey McKelvy, and Stephen F. Keane who shall not be entitled to any benefits provided under this Article 5) shall receive a one-time grant of nonqualified stock options to acquire the Company's common stock ("Stock Options"). The number of such Stock Options granted shall be based upon the Participant's position with the Company on the date the Participant is initially designated as a Participant by the Board or the Compensation Committee and in accordance with the schedule set forth in this Section 5.1. Notwithstanding the foregoing, in the event the Board or Compensation Committee subsequently promotes a Participant (other than Dr. David McClure, Dr. Jeffrey McKelvy, or Steven F. Keane) to a more senior officer position, such Participant shall be entitled to receive an additional grant of Stock Options in an amount equal to that required to make the total Stock Options granted to such Participant equal to that number of Stock Options granted to other Participants serving in like positions with the Company. Each Stock Option granted under this Article 5 shall have an exercise price of $2.00 per share (which price does not reflect the 2.35-to-1 reverse stock split effected by the Company in May of 1996). Each Stock Option shall not be granted pursuant to the Company's Amended and Restated 1992 Stock Option and Restricted Stock Plan, but shall incorporate the terms of such plan to the extent not inconsistent with this Plan, as determined by the Board or the Compensation Committee in its sole discretion, including terms related to the transferability of stock options granted hereunder.




                                       3.

OFFICER STATUS WITH COMPANY                       NUMBER OF STOCK
                                                  OPTIONS GRANTED

Vice President                                    25,000 shares
Chief Executive Officer (CEO)                     40,000 shares


        5.2 TIME AND EXERCISE OF STOCK OPTION GRANT. The Stock Options granted under this Article 5 shall be granted as of the Effective Date or, if later, the date the Participant is initially designated as a Participant by the Board or the Compensation Committee; provided that Stock Options granted to a Participant by reason of the promotion of such Participant to a more senior officer position pursuant to Section 5.1 shall be granted as of the effective date of such promotion. Except as set forth below, the Stock Options granted under this
Section 5 shall be subject to vesting and shall not become exercisable in any respect until seven (7) years following the date of grant, at which time they shall become fully vested and exercisable pursuant to the terms thereof. Notwithstanding the foregoing, in the event that at any time subsequent to the Effective Date the Company shall consummate an initial public offering of its Common Stock, 25% of all then outstanding options under the Plan shall vest and become fully exercisable immediately prior to the effective date of the registration statement pursuant to which such shares of Common Stock are being registered, with the remaining 75% of the then outstanding options vesting in three equal annual installments commencing on the anniversary date of the effectiveness of the registration statement. In addition to the foregoing, vesting of options outstanding under the Plan shall be accelerated and the Stock Options will become fully vested and exercisable pursuant to their terms effective immediately prior to a Change of Control.

        Stock Options granted to each eligible Participant hereunder shall be exercisable for not more than thirty (30) days following such Participant's termination of employment (for any reason or for no reason) and shall also be subject to the terms and conditions specified in a standard form of stock option agreement as set forth in Appendix A.

                                    ARTICLE 6

                               SEVERANCE BENEFITS

        6.1 RIGHT TO SEVERANCE BENEFITS. Each Participant shall be entitled to receive Severance Benefits from the Company as set forth in Section 6.2 in the event such Participant is Terminated Without Cause at any time during the period commencing one (1) month before and ending thirteen (13) months after the effective date of a Change of Control.

        6.2 DETERMINATION OF SEVERANCE BENEFITS. Severance Benefits payable pursuant to Section 6.1 shall be determined as follows:

               (a) Each Vice-President and Executive Vice-President participating in the Plan will receive as a Severance Payment the equivalent of one and one-half (1 1/2) times Base


                                       4.

Salary and his or her prorated annual bonus. The Chief Executive Officer (CEO) will receive as a Severance Payment the equivalent of two (2) times Base Salary and his or her prorated annual bonus.

               (b) The Company shall pay the premiums for the terminated Participant and for the eligible spouse and other COBRA qualified beneficiaries of the terminated Participant for the health insurance continuation benefits provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), for the maximum period provided by law for such qualified beneficiary's COBRA continuation rights.

               (c) The Company shall reimburse the Participant for outplacement expenses incurred during the three months following the Date of Termination as a result of the Participant's search for other employment. In no event, however, will such outplacement expenses exceed a total of seven thousand five hundred dollars ($7,500) per Participant. The Participant shall provide to the Company proof of such outplacement expenses in a form mutually acceptable to the Company and the Participant.

        6.3 TIME OF SEVERANCE PAYMENT. The Severance Payment shall be paid in lump sum in cash not later than thirty (30) days following the Date of Termination.

        6.4 NO MITIGATION. The Participant shall not be required to mitigate the amount of the Severance Benefits by seeking other employment or otherwise, and any amount earned by the Participant as the result of employment by another employer after the Date of Termination shall not reduce the amount of the Severance Payment.

        6.5 WITHHOLDING. The Company shall withhold appropriate federal, state, local and foreign income and employment taxes from any payments hereunder.

        6.6 NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Participant for Good Reason shall be communicated by Notice of Termination to the other party hereto given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, if to the Participant, to the Participant at the Participant's address as set forth in the Company's records, and, if to the Company, to SIBIA, 505 Coast Boulevard South, La Jolla, California 92037-4641, or to such other address as may be designated by the Company. Any notices given pursuant to this Section 6.6 shall be effective on the earlier of the date on which such notice is actually received by the addressee or the date that is three days after such notice is sent by the addressor. For purposes of the Plan, a "Notice of Termination" means a written notice which (i) indicates the provisions in the Plan that are affected by such termination and (ii) if the Date of Termination, as defined below, is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Company or the Participant to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or of Good Reason shall not waive any right of the Company or of the Participant, respectively, hereunder or



                                       5.

preclude the Company or the Participant, respectively, from asserting such fact or circumstance in enforcing its or his rights hereunder.

        6.7 DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Participant's employment terminates by the Company other than by reason of death or Disability, or for Cause, the Date of Termination shall be the date on which the Company notifies the Participant of such termination and (ii) if the Participant's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or determination of termination of employment on account of Disability pursuant to Section 13.9, as the case may be.

        6.8 CERTAIN REDUCTION OF PAYMENTS. In the event that any distribution received or to be received by a Participant pursuant to the Plan ("Distribution") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code and (ii) be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then such Distribution shall be reduced to the largest amount which would result in no portion of the Distribution being subject to the Excise Tax or such Distribution may be paid in full, whichever produces the better after-tax result for the Participant. Necessary calculations will be prepared by a mutually acceptable accounting firm.

                                    ARTICLE 7

                          PAYMENTS TO AND FROM THE PLAN

        The cash benefits under the Plan shall be paid from the general funds of the Company (by certified or official bank check or wire transfer of immediately available funds to an account designated by the applicable Participant), and the Participants shall be no more than unsecured general creditors of the Company.

                                    ARTICLE 8

                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

        8.1 NONEXCLUSIVITY. Nothing in the Plan shall prevent or limit any Participant's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which a Participant may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as any Participant may have under any stock option or other agreements with the Company. Except as otherwise expressly provided herein, amounts which are vested benefits or which a Participant is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.



                                       6.

        8.2 EMPLOYMENT STATUS. The Plan does not constitute a contract of employment or impose on any Participant or the Company any obligation to retain any Participant as an employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment. In no event shall any Participant be entitled to Benefits pursuant to this Plan with respect to a Change of Control that occurs after the termination of such Participant's employment with the Company, for any reason or for no reason, and nothing in this Plan shall alter the status of each Participant as an at-will employee of the Company.

                                    ARTICLE 9

                              SUCCESSOR TO COMPANY

        The Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, and any such successor or assignee shall be required to perform the Company's obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in the Plan, shall mean the Company as hereinafter defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of the Plan.

                                   ARTICLE 10

          DURATION, AMENDMENT AND TERMINATION; RIGHT TO INTERPRETATION

        10.1 DURATION. Beginning on December 31, 1995, and on each subsequent anniversary of such date, one year shall be added to the term of the Plan, unless, prior to such date or anniversary, the Company, by resolution of the Board, shall have notified each Participant in writing that such extension will not become effective. If such resolutions are adopted by the Board, the term of the Plan will not be extended and the Plan will terminate on the December 31 on or following the first anniversary date of the date that such resolutions are adopted. No termination of the Plan will occur any earlier than thirteen (13) months following the Change of Control. Notwithstanding the foregoing, the Plan shall not terminate or expire with respect to any Participant who becomes entitled to Benefits hereunder until such Participant has received such payments or other rights in full.

        10.2 NO AMENDMENT OR TERMINATION. Except as set forth in Section 10.1 above, the Company may not change or terminate this Plan with respect to any Participant without the written consent of such Participant.

        10.3 EXCLUSIVE DISCRETION. The Company shall have the exclusive discretion and authority to establish rules, forms and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan,



                                       7.

including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Company shall be binding and conclusive on all persons.

                                   ARTICLE 11

                            NON-TRANSFER OF BENEFITS

        No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

                                   ARTICLE 12

                       LEGAL CONSTRUCTION AND ARBITRATION

        12.1 APPLICABLE LAW. This Plan shall be construed in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.

        12.2 ARBITRATION. Any and all disputes or controversies, whether of law or fact of any nature whatsoever, arising from or respecting the application of the Plan to any Participant shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association, or by any other arbitration body mutually agreed upon by the parties. Pre-arbitration discovery shall be permitted at the request of either party to a dispute under appropriate protection for proprietary and confidential business information.

        The arbitrators shall be selected as follows: the Company and the Participant who is a party to the dispute shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to disqualify any individual arbitrator who shall be employed by or affiliated with a competing organization. The Company will pay all of the costs of any arbitrator hired to resolve a dispute as determined by the American Arbitration Association.

        Arbitration shall take place in San Diego County, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for inspection only by the parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, until such information shall become generally known.

        The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary injunction, or a permanent injunction, and shall also be able to award damages, with



                                       8.

or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered and enforced in any court having jurisdiction over the parties.

        Reasonable notice of the time and place of arbitration shall be given to persons other than the parties, if such notice is required by law, in which case such persons or their authorized representatives shall have the right to attend or participate in the arbitration hearing in such manner as the law shall require.

        If any action is necessary to enforce or interpret the application of the Plan to a Participant, then that Participant shall be entitled to reasonable attorneys fees, costs, and necessary disbursements in addition to any other relief to which that Participant may be entitled, if any, under all circumstances regardless of the outcome of the action.

                                   ARTICLE 13

                                   DEFINITIONS

        For purposes of the Plan, the following terms shall have the meanings set forth below.

        13.1 "BASE SALARY" means, as of December 10, 1998 (or if the individual named below became a participant in the Plan following December 10, 1998, the date as of which such individual first became a Participant), the following salaries for each Participant: William T. Comer, $280,000; Stephen F. Keane, $150,000; G. Kenneth Lloyd, $200,000; Ian A. McDonald, $173,000; David E.
McClure, $170,000; Thomas A. Reed; $165,000 and Jeffrey McKelvy, $250,000. The Base Salary for each Participant or any Participant may be increased by the Compensation Committee in its sole discretion and such increased Base Salary in effect on the Value Determination Date shall constitute Base Salary for purposes of payments under the Plan.

        13.2 "BENEFITS" means, collectively, the various benefits payable or awarded under this Plan, which are the Bonus Payments, the Stock Options, and the Severance Benefits.

        13.3 "BONUS COMPLETION DATE" means the last date of the Bonus Service Period.

        13.4 "BONUS PAYMENTS" means the payments described in Article 4.

        13.5 "BONUS SERVICE PERIOD" shall have the meaning assigned in Section
4.1 herein.

        13.6 "CAUSE" means (a) gross or habitual failure to perform assigned duties of the Participant's job, that is, performance failure not corrected within thirty (30) days after written notice to the Participant thereof or (b) misconduct, including but not limited to: (i) conviction of a crime, or entry of a plea of nolo contendere, with regard to a crime involving moral turpitude or dishonesty, (ii) illegal drug use or alcohol abuse on Company premises or at a Company sponsored event, (iii) conduct by the Participant which in the good faith and reasonable determination by two-thirds (2/3) of the Board demonstrates gross unfitness to serve, or (iv) intentional, material violation by the Participant of any contract between the Participant and the Company or any statutory duty of the Participant to the Company.



                                       9.

               Provided that in the event that any of the events described in
(iii) above may be cured, the Company shall provide written notice to the Participant describing the nature of such event and the Participant shall thereafter have thirty (30) days to cure such event.

        13.7   "CHANGE OF CONTROL" means any one of the following:

               (a) a sale of all or substantially all of the assets of the Company;

               (b) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company's incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation);

               (c) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company which are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction;

               (d) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 50% or more of the combined voting power of all of the voting securities of the Company.

               (e) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company's Board of Directors ("Incumbent Directors") cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company's stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future; or

               (f) the liquidation or dissolution of the Company.

        13.8 "COMPANY" means SIBIA Neurosciences, Inc., a Delaware corporation, and any successor as provided in Article 9 hereof.

        13.9 "DATE OF TERMINATION" has the meaning set forth in Section 6.7.

        13.10 "DISABILITY" means that the Participant has exhausted any short-term disability benefits to which he is entitled and is permanently unable, by reason of a physical or mental incapacity, to perform the normal duties of the work for which he was employed by the Company.



                                      10.

        13.11 "EFFECTIVE DATE" shall mean November 10, 1994.

        13.12 "GOOD REASON" means any action taken by the Company or its successor, as the case may be, that results in a (i) reduction of the Participant's rate of compensation as in effect immediately prior to the Change of Control, (ii) failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which the Participant is entitled to participate immediately prior to the Change of Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect the Participant's participation or reduce the Participant's benefits under any of such plans, (iii) change in the Participant's responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by the Participant, (iv) request that the Participant relocate to a worksite that is more than 35 miles from his prior worksite, unless the Participant accepts such relocation opportunity, (v) material reduction in duties, (vi) failure or refusal of the successor company to assume the Company's obligations under this Plan, as required by Article 9, or (vii) material breach by the Company or any successor company of any of the material provisions of the Plan.

        13.13 "NOTICE OF TERMINATION" has the meaning set forth in Section 6.6.

        13.14 "PARTICIPANT" shall mean an employee who has been designated as a Participant as provided in Section 2.1.

        13.15 "PLAN" has the meaning set forth in Section 1.1.

        13.16 "SEVERANCE BENEFITS" has the meaning set forth in Section 6.2.

        13.17 "SEVERANCE PAYMENT" has the meaning set forth in Section 6.2.

        13.18 "STOCK OPTIONS" means the options to purchase Company stock described in Article 5.

        13.19 "TERMINATED WITHOUT CAUSE" shall occur if a Participant's employment with the Company:

               (a) shall be involuntarily terminated, unless the Company terminates the employment of the Participant for Cause, or unless the Participant's employment is terminated by reason of death or Disability; or

               (b) shall be voluntarily terminated by the Participant for Good Reason.



                                      11.

                                   ARTICLE 14

                                  MISCELLANEOUS

        14.1 SEVERABILITY. If any term, provision, covenant or restriction of the Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        14.2 CONSTRUCTION OF PLAN. Any gender, where appearing in the Plan, shall be deemed to include the other gender, the singular shall include the plural, and the plural shall include the singular, unless the context otherwise requires. Descriptive headings of the several Articles of the Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. In the event of a conflict between the text of the Plan and any summary, description or other information regarding the Plan, the text of the Plan shall control.

        14.3 ADJUSTMENTS TO STOCK. If any change is made in the stock subject to options granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the number of shares remaining subject to such options will be appropriately adjusted in the type(s) and maximum number. Such adjustments shall be made by the Board or the Compensation Committee of the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

                                   ARTICLE 15

                          CLAIMS, INQUIRIES AND APPEALS

        15.1 APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Company, or any successor, shall at all times maintain a Plan Administrator, and shall give each Participant written notice of any change in the Plan Administrator or the address to which benefits or inquiries should be sent. The Plan Administrator is:

                             SIBIA Neurosciences, Inc.
                             Attention: Treasurer
                             505 Coast Boulevard South
                             La Jolla, CA 92037-4641



                                      12.

        15.2 DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application. The written notice of denial will be set forth in a manner designed to be understood by the Participant, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based and a description of any information or material that the Plan Administrator needs to complete the review. This written notice will be given to the employee within 20 days after the Plan Administrator receives the application.

        15.3 LEGAL ACTION. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 15.1 above and (ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period).

                                   ARTICLE 16

                             OTHER PLAN INFORMATION

        16.1 EMPLOYER AND PLAN IDENTIFICATION NUMBERS. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 95-3616229. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 530.

        16.2 ENDING DATE FOR PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

        16.3 AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is: SIBIA Neurosciences, Inc., 505 Coast Boulevard South, La Jolla, CA 92037-4641, Attn: Treasurer. Service of legal process also may be made upon the Plan Administrator.

        16.4 PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" and the "Plan Administrator" of the Plan is SIBIA Neurosciences, Inc., 505 Coast Boulevard South, La Jolla, CA 92037-4641. The Plan Sponsor's and Plan Administrator's telephone number is (619) 452-5892. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.



                                      13.

                                   ARTICLE 17

                                    EXECUTION

        Having been originally adopted by the Board on November 10, 1994, and having been amended, this Amended and Restated Management Change of Control Plan is executed by a duly authorized officer and the Chairman of the Board as of the 26th day of February, 1998.

                                SIBIA NEUROSCIENCES, INC.



                                By:
                                   -----------------------------------------
                                       William T. Comer,
                                       Chief Executive Officer

                                By:
                                   -----------------------------------------
                                       William R. Miller,
                                       Chairman of the Board

                                PARTICIPANTS:


                                William T. Comer
                                --------------------------------------------


                                Stephen F. Keane
                                --------------------------------------------


                                G. Kenneth Lloyd
                                --------------------------------------------


                                David E. McClure
                                --------------------------------------------


                                 Ian A. McDonald
                                --------------------------------------------


                                 Jeffrey McKelvy
                                --------------------------------------------


                                 Thomas A. Reed
                                --------------------------------------------



                                      14.